UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2011

CAVIUM NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33435	77-0558625
(Commission File No.)	(IRS Employer Identification No.)

805 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 623-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(A) Asset Purchase Agreement with Celestial Semiconductor, Ltd.

On January 31, 2011, Cavium Networks, Inc. (the “Company”), Cavium Networks Singapore Pte. Ltd., a company incorporated under the laws of Singapore (“Inventory Purchaser” and together with the Company, the “Purchasers”, and each a “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Celestial Semiconductor, Ltd., a Cayman Islands company (“Celestial”). On the terms and subject to the conditions set forth in the Purchase Agreement, the Purchasers will purchase from Celestial certain assets of Celestial as specified in the Purchase Agreement.

Under the terms of the Purchase Agreement, the Company will pay approximately $55.0 million in total consideration, consisting of a mix of cash and shares of the Company’s common stock. A portion of the cash consideration will be deposited in escrow for a one year period after closing in order to secure Celestial’s indemnification obligations under the Purchase Agreement, including breaches of representations and warranties and covenants made by Celestial in the Purchase Agreement. In addition, the Purchasers may pay additional cash consideration of up to $10.0 million after the closing based upon the sales of Celestial’s products following consummation of the transaction.

Under the terms of the Purchase Agreement, the Company has also agreed to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 relating to the shares of Common Stock to be issued pursuant to the terms of a Shareholders Agreement to be executed with the recipients of such shares upon closing. A copy of the Shareholders Agreement will be filed as an amendment to this 8-K.

The transaction contemplated by the Purchase Agreement is expected to be completed in the first quarter of 2011, subject to customary closing conditions. Following the closing, certain employees of Celestial, and an affiliated company in China, will be offered employment with either the Company or an affiliate of the Company.

The foregoing summary is qualified in its entirety by reference to the Purchase Agreement. A copy of the Purchase Agreement will be filed as an amendment to this 8-K.

On January 31, 2011, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

(B) Asset Purchase Agreement with Wavesat, Inc.

On January 25, 2011, the Company entered into an Asset Purchase Agreement (the “Wavesat Purchase Agreement”) with Wavesat, Inc., a corporation incorporated under the laws of Canada (“Wavesat”). On the terms and subject to the conditions set forth in the Wavesat Purchase Agreement, the Purchasers purchased from Wavesat certain assets of Wavesat as specified in the Wavesat Purchase Agreement. The terms and conditions of the Wavesat Purchase Agreement are described more fully below in Item 2.01 which is incorporated herein by reference under this Item 1.01(B).

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 25, 2011, pursuant to the Wavesat Purchase Agreement, the Company completed the acquisition of substantially all of the assets of Wavesat, including, but not limited to, certain intellectual property, all of Wavesat’s rights to, in and under customer contracts and other material agreements, inventory, equipment, work in progress, fixed assets, certain accounts receivable and goodwill. The Company paid approximately $10.0 million in cash, plus the aggregate amount of certain liabilities (which were specified in the Wavesat Purchase Agreement). Of the $10.0 million purchase price, $1.0 million was deposited in escrow for a limited period after closing in order to secure Wavesat’s indemnification obligations under the Wavesat Purchase Agreement, including for breaches of representations and warranties and covenants made by Wavesat in the Wavesat Purchase Agreement. Additionally, in connection with the transaction, the Company hired certain of Wavesat’s employees.

The foregoing description of the acquisition contained in this Item 2.01 does not purport to be complete and is qualified in its entirely by reference to the Wavesat Purchase Agreement, which is attached hereto as Exhibit 2.1 to this current report on Form 8-K. The Wavesat Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Wavesat Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Wavesat Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Wavesat Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Wavesat or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Wavesat Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02 Results of Operations and Financial Condition.

On January 31, 2011, the Company issued a press release announcing its financial results for the fourth quarter of 2010. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

The information under this Item 2.02 of this report, including Exhibit 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information and the accompanying exhibit shall not be incorporated by reference into filings with the U.S. Securities and Exchange Commission (the “SEC”) made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01(A), with regards to the Purchase Agreement, related to the potential issuance of the Company’s common stock is hereby incorporated by reference under this Item 3.02.

Item 5.02 Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company has appointed Rajiv Khemani, age 43, as the Company’s Chief Operating Officer, effective January 18, 2011. Mr. Khemani has served as the Company’s Vice President and General Manager of Networking and Communications Division since February 2009 and has served as the Company’s Vice President of Marketing and Sales since January 2007 and has served as the Company’s Vice President of Marketing since June 2003. Prior to joining the Company, from 1998 to May 2003, Mr. Khemani worked for Intel Corporation, a microprocessor IC company. From 2002 to 2003, Mr. Khemani served as General Manager of Intel’s high-end network processor business unit. From 1999 to 2002, Mr. Khemani served as Director of Marketing in Intel’s network processor division. Mr. Khemani joined Intel through Intel’s acquisition of Netboost, a network processor startup. Prior to Netboost, Mr. Khemani held engineering, marketing and management positions at Network Appliance and Sun Microsystems. Mr. Khemani received a bachelor degree in Computer Engineering from the Indian Institute of Technology, New Delhi, an MS in Computer Science from New York University and an MBA from Stanford University Graduate School of Business.

On January 31, 2011, the Company issued a press release announcing Mr. Khemani’s appointment. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisitions described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisitions described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated January 25, 2011, between Cavium Networks, Inc., and Wavesat, Inc.

99.1	Press release, dated January 31, 2011, announcing the signing of the Asset Purchase Agreement between the Company, Cavium Networks Singapore Pte. Ltd., and Celestial Semiconductor, Ltd.

99.2	Press release, dated January 31, 2011, announcing the Company’s financial results for the fourth quarter of 2010.

99.3	Press release, dated January 31, 2011, relating to the appointment of Rajiv Khemani as the Company’s Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVIUM NETWORKS, INC.

Dated: January 31, 2011	By:	/s/ Arthur D. Chadwick
Arthur D. Chadwick
Vice President of Finance and Administration
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated January 25, 2011, between Cavium Networks, Inc., and Wavesat, Inc.

99.1	Press release, dated January 31, 2011, announcing the signing of the Asset Purchase Agreement between the Company, Cavium Networks Singapore Pte. Ltd., and Celestial Semiconductor, Ltd.

99.2	Press release, dated January 31, 2011, announcing the Company’s financial results for the fourth quarter of 2010.

99.3	Press release, dated January 31, 2011, relating to the appointment of Rajiv Khemani as the Company’s Chief Operating Officer.